Exhibit 10.5

DIRECTORS STOCK APPRECIATION RIGHTS AGREEMENT

Non-transferable

G R A N T T O

[                        ]

(“Grantee”)

by Assurant, Inc. (the “Company”) of

Stock Appreciation Rights with respect to

[                    ]

shares of its common stock, $0.01 par value (the “SARs”),

having an exercise price of $ [            ] per share (the “Exercise Price”),

pursuant to and subject to the provisions of the Assurant, Inc. Long Term Equity Incentive Plan (the “Plan”), and the terms and conditions set forth on the following page (the “Terms and Conditions”).

The SARs are fully vested and exercisable as of the Grant Date, but shares of Stock issuable upon exercise of the SARs are subject to a minimum holding period as provided in Section 5 of the Terms and Conditions.

IN WITNESS WHEREOF, Assurant, Inc., acting by and through its duly authorized officers, has caused this Agreement to be executed as of the Grant Date.

ASSURANT, INC.

By:
[Authorized Officer]

Grant Date: [ ]

Accepted by Grantee:

TERMS AND CONDITIONS

1. Grant of SARs. The Company hereby grants to the Grantee named on page 1 hereof (“Grantee”), under the Plan and on the terms and conditions set forth in this Directors Stock Appreciation Rights Agreement (this “Agreement”), stock appreciation rights with respect to the number of Shares indicated on page 1 of the Company’s Common Stock, at the exercise price per Share set forth on page 1 (the “SARs”).

2. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

3. Exercise Price and Benefit. The Exercise Price of each SAR is equal to the Fair Market Value of a share of Common Stock on the Grant Date. The SARs entitle Grantee to receive from the Company upon exercise that number of shares of the Company’s Common Stock (the “Shares”) having a Fair Market Value, as of the date of such exercise, equal to the amount obtained by multiplying (a) the excess, if any, of the Fair Market Value of a share of Common Stock on the date of such exercise over the Exercise Price by (b) the number of shares with respect to which the SAR shall have been exercised. For purposes of computing the number of Shares that Grantee has a right to acquire by any such exercise, fractional Shares shall be rounded to the nearest whole Share.

4. Term of and Exercise of SARs. The term of the SARs is a period of five years, expiring at 5:00 p.m., Eastern Time, on the fifth anniversary of the Grant Date (the “Expiration Date”). The SARs are fully vested and exercisable as of the Grant Date, and shall be exercised by written notice directed to the Secretary of the Company or his or her designee at the address and in the form specified by the Secretary from time to time. If the person exercising a SAR is not Grantee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the SAR. Notwithstanding the foregoing, to the extent not previously exercised, the SARs shall be automatically exercised (and shall thereupon expire) on the earlier of (i) the first anniversary of Grantee’s termination as a director of the Company for any reason, or (ii) the Expiration Date. The Board may in its discretion compel the early exercise of the SARs in order to facilitate any reorganization, recapitalization, or other need of the Company. In requiring such mandatory exercise, the Board in its discretion may select which SARs shall be exercised.

5. Minimum Holding Period. The Shares issuable upon exercise of the SARs may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered to or in favor of any party other than the Company, and may not be subject to any lien, obligation or liability of Grantee to any other party other than the Company, until the earlier of (i) the fifth anniversary of the Grant Date, or (ii) Grantee’s termination as a director of the Company for any reason (the “Minimum Holding Period”).

6. Delivery of Shares. Any certificate issued in respect of Shares issuable upon exercise of the SARs will be registered in the name of Grantee as of the date of exercise. Any certificate issued during the Minimum Holding Period with respect to such Shares shall be registered in the name of Grantee and shall bear a legend in substantially the following form:

“This certificate and the shares of stock represented hereby are subject to the terms and conditions (including restrictions against transfer) contained in a Directors Stock Appreciation Rights Agreement between the registered owner of the shares represented hereby and Assurant, Inc. Release from such terms and conditions shall be made only in accordance with the provisions of such Agreement, copies of which are on file in the offices of Assurant, Inc.”

Stock certificates for the Shares, without the first above legend, may be delivered to Grantee or Grantee’s designee upon request of Grantee after the expiration of the Minimum Holding Period. If the Shares are issued in uncertificated form, during the Minimum Holding Period the Company shall instruct the transfer agent not to permit the transfer of the Shares until the expiration of the Minimum Holding Period.

7. Voting and Dividend Rights. Grantee, as beneficial owner of the Shares issued upon exercise of the SARs, shall have full voting and dividend rights with respect to the Shares during and after the Minimum Holding Period.

8. Beneficiary Designation. Grantee may, in the manner determined by the Board, designate a beneficiary to exercise the rights of Grantee hereunder and to receive any distribution with respect to the SARs upon Grantee’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights hereunder is subject to all terms and conditions of this Agreement, the Plan, and any additional restrictions deemed necessary or appropriate by the Board. If no beneficiary has been designated or no designated beneficiary survives Grantee, the SARs may be exercised by the legal representative of Grantee’s estate, and payment shall be made to Grantee’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by Grantee at any time provided the change or revocation is filed with the Board.

9. Limitation of Rights. The SARs do not confer to Grantee or Grantee’s beneficiary designated pursuant to Section 8 any rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with the exercise of the SARs. Nothing in this Agreement shall confer upon Grantee any right to continue as a director of the Company.

10. Restrictions on Transfer and Pledge. The SARs may not be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, nor shall they be subject to any lien, obligation, or liability of Grantee to any other party other than the Company. The SARs are not assignable or transferable by Grantee other than by will or the laws of descent and distribution. The SARs may be exercised during the lifetime of Grantee only by Grantee.

11. Restrictions on Issuance of Shares. If at any time the Committee shall determine in its discretion that registration, listing, or qualification of the Shares covered by the SARs upon any Exchange or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the SARs, the SARs may not be exercised in whole or in part unless and until such registration, listing, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

12. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Agreement, and this Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.

13. Successors. This Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Agreement and the Plan.

14. Severability. If any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal, or unenforceable provision had never been included.

15. Notice. Notices and communications under this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

Assurant, Inc.

One Chase Manhattan Plaza, 41st Floor

New York, New York 10005

Attn: Secretary,

or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or to any other address provided by Grantee in a written notice to the Company.